Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Autumnn Mahar
Title: Vice President – Investor Relations	Title: Senior Manager, PR and Social
Phone: 479-785-6200	Phone: 479-494-8221
Email: dhumphrey@arcb.com	Email: amahar@arcb.com

ArcBest Announces Fourth Quarter 2022 and Record-Setting Full Year 2022 Results

Advancing Strategic Initiatives to Better Serve Customers,

Drive Efficiencies and Enhance Value

Celebrates 100 Years of Delivering Cutting-Edge Supply Chain

and Logistics Solutions to Customers Worldwide

●	Delivered fourth quarter 2022 net income of $37.3 million, or $1.48 per diluted share, with non-GAAP fourth quarter 2022 net income of $61.6 million, or $2.45 per diluted share.
●	Generated full year 2022 net income of $298.2 million, or $11.69 per diluted share. On a non-GAAP basis, full year 2022 net income was $348.4 million, or $13.66 per diluted share.
●	Achieved a second consecutive year of record-setting annual revenue and net income.
●	Returned $76 million to shareholders through stock repurchase program and dividends paid.
●	Continued strong results will enable ABF Freight to pay a profit-sharing bonus to qualifying union-represented employees for the fourth year in a row.

FORT SMITH, Arkansas, February 3, 2023 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today reported fourth quarter 2022 revenue of $1.2 billion, reflecting an increase of $59.0 million compared to fourth quarter 2021. Fourth quarter 2022 results include the impact of a full quarter of the operations of MoLo Solutions, LLC (“MoLo”), for which the acquisition closed on November 1, 2021.

ArcBest’s fourth quarter 2022 operating income was $51.2 million and net income was $37.3 million, or $1.48 per diluted share, compared to fourth quarter 2021 operating income of $86.9 million and net income of $65.5 million, or $2.47 per diluted share.

Excluding certain items in both periods as identified in the attached reconciliation tables, fourth quarter 2022 non-GAAP operating income was $82.7 million, compared to $102.2 million in the prior-year period. On a non-GAAP basis, net income was $61.6 million, or $2.45 per diluted share, in fourth quarter 2022 compared to $73.9 million, or $2.79 per diluted share, in fourth quarter 2021.

ArcBest’s full year 2022 revenue totaled a record $5.3 billion compared to $4.0 billion in 2021. Net income was $298.2 million, or $11.69 per diluted share, compared to net income of $213.5 million, or $7.98 per diluted share in 2021. On a non-GAAP basis, ArcBest’s 2022 net income was $348.4 million, or $13.66 per diluted share, compared to net income of $228.0 million, or $8.52 per diluted share, in 2021.

“I am pleased to report that ArcBest exceeded $5 billion in annual revenue for the first time and delivered the highest annual earnings per share in company history,” said Judy R. McReynolds, ArcBest chairman, president and CEO. “Our fourth quarter and record-breaking full-year 2022 results are directly related to our relentless pursuit of excellence.  Despite the challenges in 2022 as a result of ongoing macro trends, the ArcBest team remained focused on serving our customers and advancing our strategic initiatives. We see tremendous opportunity ahead as we celebrate our 100th anniversary in 2023 – an impressive milestone that would not be possible without our dedicated people, who are at the heart of our success.  Looking forward, we are confident that our continued investments in ArcBest’s people, our unrivaled network of integrated logistics solutions and innovative mindset will drive continued growth, greater efficiency and value creation for generations to come.”

Fourth Quarter Results of Operations Comparisons

Asset-Based

Fourth Quarter 2022 Versus Fourth Quarter 2021

●	Revenue of $711.4 million compared to $683.5 million, a per-day increase of 4.9 percent.
~~●~~	Total tonnage per day decrease of 5.5 percent, including a decrease of 1.6 percent in LTL-rated weight per shipment.
●	Total shipments per day increase of 0.8 percent.
●	Total billed revenue per hundredweight increased 9.3 percent and was positively impacted by higher fuel surcharges. Revenue per hundredweight on LTL-rated business, excluding fuel surcharge, improved by a percentage in the low single digits.
●	Operating income of $75.1 million compared to $83.1 million. On a non-GAAP basis, operating income of $81.4 million compared to $89.5 million.

Monthly business levels in ArcBest’s Asset-Based business slowed throughout the fourth quarter, resulting in moderate year-over-year revenue growth associated with flat, total daily shipments combined with a decrease in total freight tonnage and an increase in price.  Market conditions and diminished customer demand contributed to a decrease in the size of shipments moving through the Asset-Based network.  Total Asset-Based freight trends were weaker in the quarter.  However, year-over-year revenue and operating statistics on LTL-rated shipments were better than those of Truckload-rated spot shipments, including household goods U-Pack moves, whose demand was impacted by current market conditions and revenue optimization actions.

Fourth quarter pricing levels were solid and followed historic LTL price increases in previous quarters.  ArcBest’s focus on maximizing yield management opportunities continues.  During the current period of reduced business levels, ArcBest is focused on effectively managing personnel, equipment and other network resources to provide superior customer service, while controlling costs and working to improve profit margins.  Optimization initiatives in the Asset-Based network are positively contributing to efficiency improvements and reduced costs.

As a result of the operating ratio achieved in 2022, ABF Freight will pay a 3% profit-sharing bonus to qualifying union-represented employees – the maximum amount provided in its collective bargaining agreement.

“Our integrated solutions are a differentiator for us and the team at ABF Freight is a key part of that. It’s because of their efforts that we’re able to pay a profit-sharing bonus for the fourth year in a row, and at the highest level,” added McReynolds.

Asset-Light‡

Fourth Quarter 2022 Versus Fourth Quarter 2021 (including the results of MoLo beginning November 1, 2021)

●	Revenue of $572.4 million compared to $541.2 million, a per-day increase of 6.6 percent.
●	Operating loss of $9.6 million, including a charge of $17.5 million associated with the increase in fair value of the contingent earnout consideration recorded for the November 1, 2021 MoLo acquisition, compared to operating income of $13.9 million. On a non-GAAP basis, operating income of $11.1 million compared to $16.4 million.
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $13.4 million compared to $18.6 million, as detailed in the attached non-GAAP reconciliation tables.

In the ArcBest Asset-Light segment, following growth earlier in the year, total revenue levels during the recent quarter were comparable to the previous year period.  Fourth quarter 2022 benefited from a full quarter of operations of MoLo; however, revenue levels versus the prior year quarter were impacted by a slowdown in customer shipping volumes, softness in market rates and changes in business mix, including fewer expedite and international shipments.  Daily fourth quarter Asset-Light truckload shipments, compared to the recent third quarter, increased by a percentage in the high-single digits.  Enhanced truckload capabilities as a result of the MoLo acquisition are an essential part of the creative logistics solutions ArcBest is delivering to customers during a more challenging economic environment.  In addition, year-over-year growth in managed transportation services was a positive contributor to quarterly revenue totals.  Fourth quarter operating margins were pressured as sequential revenue levels decreased as a result of weakening market conditions and three fewer workdays versus third quarter 2022, while operating expenses, excluding purchased transportation and the increase in fair value of contingent earnout consideration related to the MoLo acquisition, were at similar levels to those in the recent third quarter.  Moving forward, ArcBest Asset-Light operating costs will be monitored and managed in response to customer demand and on-going market conditions.

Increased event volume combined with improved revenue per event contributed to higher quarterly revenue for the FleetNet segment and an increase in operating income over the prior year’s fourth quarter.

Full Year Results of Operations Comparisons

Asset-Based

Full Year 2022 Versus Full Year 2021

●	Revenue of $3.0 billion, compared to $2.6 billion, a per-day increase of 17.0 percent.
●	Tonnage per day increase of 1.6 percent.
●	Shipments per day increase of 1.5 percent.
●	Total billed revenue per hundredweight increase of 14.5 percent, positively impacted by higher fuel surcharges.
●	Operating income of $381.1 million compared to $260.7 million. On a non-GAAP basis, operating income of $409.6 million compared to $288.3 million.
●	Profit-sharing bonus to qualifying union-represented ABF Freight employees of approximately $16.2 million, an increase of approximately $1 million over the amount paid for 2021.

Asset-Light‡

Full Year 2022 Versus Full Year 2021 (including the results of MoLo beginning November 1, 2021)

●	Revenue of $2.5 billion compared to $1.6 billion, a per-day increase of 59.7 percent.
●	Operating income of $58.6 million, including a charge of $18.3 million associated with the increase in fair value of the contingent earnout consideration recorded for the November 1, 2021 MoLo acquisition, compared to operating income of $50.9 million. On a non-GAAP basis, operating income of $89.7 million compared to $49.3 million.
●	Adjusted EBITDA of $99.1 million compared to $57.1 million.

Capital Expenditures

In 2022, total net capital expenditures, including equipment financed, equaled $211 million. Net capital expenditures in 2022 included $93 million of revenue equipment, the majority of which was for ArcBest’s Asset-Based operation. Revenue equipment purchases in 2022 were lower than the original estimate because of supply chain-related manufacturing delays and cancellations, primarily on new road tractors and trailers. Depreciation and amortization costs on property, plant and equipment were $127 million in 2022.

Share Repurchase and Quarterly Dividend Programs

ArcBest generated solid cash from operations in 2022 and continued to return capital to shareholders through its share repurchase and dividend programs. In 2022, 822,106 ArcBest shares were purchased for $65 million.

Currently, $26.5 million remains available under the authorized program for future common stock purchases. In April 2022, the ArcBest Board of Directors authorized a fifty percent increase in ArcBest’s quarterly cash dividend to twelve cents per share from the previous eight cents per share.

NOTE

‡ - The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations.

Conference Call

ArcBest will host a conference call with company executives to discuss the 2022 fourth quarter and full year 2022 results. The call will be today, Friday, February 3, at 9:30 a.m. EST (8:30 a.m. CST). Interested parties are invited to listen by calling (877) 231-8701 or by joining the webcast which can be found on ArcBest’s website at arcb.com. Slides to accompany this call are included in Exhibit 99.3 of the Form 8-K filed on February 3, 2023, will be posted and available to download on the company’s website prior to the scheduled conference time, and will be included in the webcast. Following the call, a recorded playback will be available through the end of the day on March 15, 2023. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 22025410. The conference call and playback can also be accessed, through March 15, 2023, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with over 15,000 employees across more than 250 campuses and service centers, the company is a logistics powerhouse, fueled by the simple notion of finding a way to get the job done. Through innovative thinking, agility and trust, ArcBest leverages its full suite of shipping and logistics solutions to meet customers’ critical needs, each and every day. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this press release concerning results for the three and twelve months ended December 31, 2022 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: the effects of widespread outbreak of an illness or disease, including the COVID-19 pandemic, or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including acts of war or terrorism or military conflicts; data breach, cybersecurity incidents, and/or failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight and our investments in human-centered remote operation software; the loss or reduction of business from large customers; the ability to manage our cost structure, and the timing and performance of growth initiatives; the cost, integration, and performance of any recent or future acquisitions, including the acquisition of MoLo Solutions, LLC, and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; market fluctuations and interruptions affecting the price of our stock; maintaining our corporate reputation and intellectual property rights; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and develop employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; self-insurance claims and insurance premium costs; potential impairment of goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; increasing costs due to inflation and rising interest rates; seasonal fluctuations and adverse weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31		December 31
	2022	2021	2022	2021

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$1,244,218	$1,185,224	$5,324,052	$3,980,067

OPERATING EXPENSES	1,192,984	1,098,289	4,924,783	3,699,081

OPERATING INCOME	51,234	86,935	399,269	280,986

OTHER INCOME (COSTS)
Interest and dividend income	2,343	238	3,957	1,275
Interest and other related financing costs	(2,150)	(2,130)	(7,701)	(8,904)
Other, net	1,452	1,156	(2,370)	3,797
	1,645	(736)	(6,114)	(3,832)

INCOME BEFORE INCOME TAXES	52,879	86,199	393,155	277,154

INCOME TAX PROVISION	15,542	20,711	94,946	63,633

NET INCOME	$37,337	$65,488	$298,209	$213,521

EARNINGS PER COMMON SHARE
Basic	$1.53	$2.60	$12.13	$8.38
Diluted	$1.48	$2.47	$11.69	$7.98

AVERAGE COMMON SHARES OUTSTANDING
Basic	24,420,325	25,211,666	24,585,205	25,471,939
Diluted	25,146,664	26,467,420	25,504,508	26,772,126

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31	December 31
	2022	2021
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$158,372	$76,620
Short-term investments	167,662	48,339
Accounts receivable, less allowances (2022 - $14,172; 2021 - $13,226)	580,515	582,344
Other accounts receivable, less allowances (2022 - $713; 2021 - $690)	11,867	13,094
Prepaid expenses	40,240	40,104
Prepaid and refundable income taxes	19,239	9,654
Other	11,888	5,898
TOTAL CURRENT ASSETS	989,783	776,053

PROPERTY, PLANT AND EQUIPMENT
Land and structures	406,620	350,694
Revenue equipment	1,038,832	980,283
Service, office, and other equipment	302,891	251,085
Software	180,929	175,989
Leasehold improvements	23,466	16,931
	1,952,738	1,774,982
Less allowances for depreciation and amortization	1,142,218	1,079,061
	810,520	695,921

GOODWILL	305,382	300,337
INTANGIBLE ASSETS, NET	113,796	126,580
OPERATING RIGHT-OF-USE ASSETS	166,515	106,686
DEFERRED INCOME TAXES	6,342	5,470
OTHER LONG-TERM ASSETS	101,948	101,629
TOTAL ASSETS	$2,494,286	$2,112,676

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$317,541	$311,401
Income taxes payable	16,630	12,087
Accrued expenses	341,822	305,851
Current portion of long-term debt	66,252	50,615
Current portion of operating lease liabilities	26,225	22,740
TOTAL CURRENT LIABILITIES	768,470	702,694

LONG-TERM DEBT, less current portion	198,371	174,917
OPERATING LEASE LIABILITIES, less current portion	147,828	88,835
POSTRETIREMENT LIABILITIES, less current portion	12,196	16,733
OTHER LONG-TERM LIABILITIES	154,745	135,537
DEFERRED INCOME TAXES	61,275	64,893

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2022: 29,758,716 shares; 2021: 29,359,597 shares	298	294
Additional paid-in capital	339,582	318,033
Retained earnings	1,088,693	801,314
Treasury stock, at cost, 2022: 5,529,383 shares; 2021: 4,492,514 shares	(284,275)	(194,273)
Accumulated other comprehensive income	7,103	3,699
TOTAL STOCKHOLDERS’ EQUITY	1,151,401	929,067
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,494,286	$2,112,676

Note: The balance sheet at December 31, 2021 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31
	2022	2021

	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$298,209	$213,521
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	127,119	118,864
Amortization of intangibles	12,920	5,357
Share-based compensation expense	12,775	11,426
Provision for losses on accounts receivable	6,955	1,466
Change in deferred income taxes	(6,250)	(7,589)
Gain on sale of property and equipment	(11,650)	(8,520)
Gain on sale of subsidiary	(402)	(6,923)
Changes in operating assets and liabilities:
Receivables	(10,349)	(122,782)
Prepaid expenses	(410)	(1,482)
Other assets	(2,941)	354
Income taxes	(5,041)	13,136
Operating right-of-use assets and lease liabilities, net	2,952	623
Accounts payable, accrued expenses, and other liabilities	46,932	106,064
NET CASH PROVIDED BY OPERATING ACTIVITIES	470,819	323,515

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(148,223)	(58,412)
Proceeds from sale of property and equipment	19,691	13,815
Business acquisition, net of cash acquired(1)	2,279	(239,380)
Proceeds from sale of subsidiary	475	9,013
Purchases of short-term investments	(182,352)	(56,011)
Proceeds from sale of short-term investments	64,329	73,182
Purchase of long-term investments	—	(25,350)
Capitalization of internally developed software	(17,282)	(20,061)
NET CASH USED IN INVESTING ACTIVITIES	(261,083)	(303,204)

FINANCING ACTIVITIES
Borrowings under credit facilities	58,000	50,000
Proceeds from notes payable	14,206	3,523
Payments on long-term debt	(115,540)	(171,915)
Net change in book overdrafts	8,356	(1,957)
Deferred financing costs	(952)	(314)
Payment of common stock dividends	(10,830)	(8,139)
Purchases of treasury stock	(65,002)	(83,100)
Forward contract for accelerated share repurchase	—	(25,000)
Payments for tax withheld on share-based compensation	(16,222)	(10,743)
NET CASH USED IN FINANCING ACTIVITIES	(127,984)	(247,645)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	81,752	(227,334)
Cash and cash equivalents at beginning of period	76,620	303,954
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$158,372	$76,620

NONCASH INVESTING ACTIVITIES
Equipment financed	$82,425	$59,700
Accruals for equipment received	$4,337	$1,704
Lease liabilities arising from obtaining right-of-use assets	$87,294	$14,671

1)	For the year ended December 31, 2022, represents cash received from escrow for post-closing adjustments related to the acquisition of MoLo. For the year ended December 31, 2021, represents the acquisition of MoLo on November 1, 2021.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Year Ended
	December 31				December 31
	2022		2021		2022		2021

	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$711,436		$683,485		$3,010,900		$2,573,773

ArcBest(1)	479,098		472,335		2,139,272		1,300,626
FleetNet	93,270		68,863		343,056		254,087
Total Asset-Light	572,368		541,198		2,482,328		1,554,713

Other and eliminations	(39,586)		(39,459)		(169,176)		(148,419)
Total consolidated revenues	$1,244,218		$1,185,224		$5,324,052		$3,980,067

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$319,563	44.9%	$304,350	44.5%	$1,293,487	43.0%	$1,198,253	46.6%
Fuel, supplies, and expenses	97,152	13.7	73,662	10.8	378,558	12.6	266,139	10.3
Operating taxes and licenses	13,885	1.9	12,484	1.8	52,290	1.7	49,461	1.9
Insurance	11,574	1.6	9,232	1.4	47,382	1.6	37,800	1.5
Communications and utilities	4,820	0.7	4,581	0.7	18,949	0.6	18,773	0.7
Depreciation and amortization	24,437	3.4	23,774	3.5	97,322	3.2	93,799	3.6
Rents and purchased transportation	92,918	13.1	97,820	14.3	441,167	14.6	364,345	14.2
Shared services	66,678	9.4	67,277	9.8	281,698	9.4	263,532	10.2
Gain on sale of property and equipment(2)	(2,493)	(0.4)	(52)	—	(12,468)	(0.4)	(8,676)	(0.3)
Innovative technology costs(3)	6,225	0.9	6,328	0.9	27,207	0.9	27,631	1.1
Other	1,546	0.2	906	0.1	4,175	0.1	2,009	0.1
Total Asset-Based	636,305	89.4%	600,362	87.8%	2,629,767	87.3%	2,313,066	89.9%

ArcBest(1)
Purchased transportation	$402,561	84.0%	$402,834	85.3%	$1,784,668	83.4%	$1,097,332	84.4%
Supplies and expenses	3,908	0.8	2,746	0.6	15,815	0.7	10,531	0.8
Depreciation and amortization(4)	5,010	1.0	4,283	0.9	20,730	1.0	11,387	0.9
Shared services	53,579	11.2	45,939	9.7	218,133	10.2	132,137	10.1
Gain on sale of subsidiary(5)	—	—	—	—	(402)	—	(6,923)	(0.5)
Other(6)	25,294	5.3	3,710	0.8	47,603	2.2	9,765	0.7
	490,352	102.3%	459,512	97.3%	2,086,547	97.5%	1,254,229	96.4%
FleetNet	91,635	98.2%	67,749	98.4%	337,231	98.3%	249,543	98.2%
Total Asset-Light	581,987		527,261		2,423,778		1,503,772

Other and eliminations	(25,308)		(29,334)		(128,762)		(117,757)
Total consolidated operating expenses	$1,192,984	95.9%	$1,098,289	92.7%	$4,924,783	92.5%	$3,699,081	92.9%

OPERATING INCOME
Asset-Based	$75,131		$83,123		$381,133		$260,707

ArcBest(1)	(11,254)		12,823		52,725		46,397
FleetNet	1,635		1,114		5,825		4,544
Total Asset-Light	(9,619)		13,937		58,550		50,941

Other and eliminations(7)	(14,278)		(10,125)		(40,414)		(30,662)
Total consolidated operating income	$51,234		$86,935		$399,269		$280,986

1)	The 2021 and 2022 periods include the operations of MoLo since the November 1, 2021 acquisition date.
2)	The year ended December 31, 2022 includes a $4.3 million noncash gain on a like-kind property exchange of a service center. The year ended December 31, 2021 includes an $8.6 million gain on the sale of an unutilized service center property.
3)	Represents costs associated with the freight handling pilot test program at ABF Freight.
4)	Depreciation and amortization includes amortization of intangibles associated with acquired businesses.
5)	Gain relates to the sale of the labor services portion of the ArcBest segment’s moving business in second quarter 2021, including the contingent amount recognized in second quarter 2022 when the funds were released from escrow.
6)	The three months and year ended December 31, 2022 include the increase in fair value of the contingent earnout consideration of $17.5 million and $18.3 million, respectively, recorded for the MoLo acquisition (See Note 3 of the Notes to Non-GAAP Financial Tables).
7)	“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, and other investments in ArcBest technology and innovations.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Year Ended
	December 31		December 31
	2022	2021	2022	2021

ArcBest Corporation - Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income
Amounts on GAAP basis	$51,234	$86,935	$399,269	$280,986
Innovative technology costs, pre-tax(1)	10,713	8,454	40,796	32,845
Purchase accounting amortization, pre-tax(2)	3,213	2,455	12,853	5,266
Change in fair value of contingent consideration, pre-tax(3)	17,490	—	18,300	—
Gain on sale of subsidiary, pre-tax(4)	—	—	(402)	(6,923)
Nonunion vacation policy enhancement, pre-tax(5)	—	—	2,080	—
Transaction costs, pre-tax(6)	—	4,362	—	5,969
Non-GAAP amounts	$82,650	$102,206	$472,896	$318,143

Net Income
Amounts on GAAP basis	$37,337	$65,488	$298,209	$213,521
Innovative technology costs, after-tax (includes related financing costs)(1)	8,136	6,388	30,822	24,871
Purchase accounting amortization, after-tax(2)	2,396	1,837	9,585	3,940
Change in fair value of contingent consideration, after-tax(3)	13,043	—	13,647	—
Gain on sale of subsidiary, after-tax(4)	—	—	(317)	(5,437)
Nonunion vacation policy enhancement, after-tax(5)	—	—	1,546	—
Transaction costs, after-tax(6)	—	3,222	—	4,409
Life insurance proceeds and changes in cash surrender value	(942)	(1,215)	2,737	(4,123)
Tax expense (benefit) from vested RSUs(7)	223	(236)	(8,087)	(7,647)
Tax credits(8)	1,424	(1,540)	234	(1,540)
Non-GAAP amounts	$61,617	$73,944	$348,376	$227,994

Diluted Earnings Per Share
Amounts on GAAP basis	$1.48	$2.47	$11.69	$7.98
Innovative technology costs, after-tax (includes related financing costs)(1)	0.32	0.24	1.21	0.93
Purchase accounting amortization, after-tax(2)	0.10	0.07	0.38	0.15
Change in fair value of contingent consideration, after-tax(3)	0.52	—	0.54	—
Gain on sale of subsidiary, after-tax(4)	—	—	(0.01)	(0.20)
Nonunion vacation policy enhancement, after-tax(5)	—	—	0.06	—
Transaction costs, after-tax(6)	—	0.12	—	0.16
Life insurance proceeds and changes in cash surrender value	(0.04)	(0.05)	0.11	(0.15)
Tax expense (benefit) from vested RSUs(7)	0.01	(0.01)	(0.32)	(0.29)
Tax credits(8)	0.06	(0.06)	0.01	(0.06)
Non-GAAP amounts(9)	$2.45	$2.79	$13.66	$8.52

Note: See “Notes to Non-GAAP Financial Tables” for the footnotes to this ArcBest Corporation – Consolidated non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Year Ended
	December 31				December 31
	2022		2021		2022		2021

Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$75,131	89.4%	$83,123	87.8%	$381,133	87.3%	$260,707	89.9%
Innovative technology costs, pre-tax(10)	6,225	(0.9)	6,328	(0.9)	27,207	(0.9)	27,631	(1.1)
Nonunion vacation policy enhancement, pre-tax(5)	—	—	—	—	1,245	—	—	—
Non-GAAP amounts(9)	$81,356	88.6%	$89,451	86.9%	$409,585	86.4%	$288,338	88.8%

Asset-Light
ArcBest Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$(11,254)	102.3%	$12,823	97.3%	$52,725	97.5%	$46,397	96.4%
Purchase accounting amortization, pre-tax(2)	3,213	(0.7)	2,455	(0.5)	12,853	(0.6)	5,266	(0.4)
Change in fair value of contingent consideration, pre-tax(3)	17,490	(3.7)	—	—	18,300	(0.9)	—	—
Gain on sale of subsidiary, pre-tax(4)	—	—	—	—	(402)	—	(6,923)	0.5
Nonunion vacation policy enhancement, pre-tax(5)	—	—	—	—	318	—	—	—
Non-GAAP amounts(9)	$9,449	98.0%	$15,278	96.8%	$83,794	96.1%	$44,740	96.6%

FleetNet Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$1,635	98.2%	$1,114	98.4%	$5,825	98.3%	$4,544	98.2%
Nonunion vacation policy enhancement, pre-tax(5)	—	—	—	—	90	—	—	—
Non-GAAP amounts(9)	$1,635	98.2%	$1,114	98.4%	$5,915	98.3%	$4,544	98.2%

Total Asset-Light
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$(9,619)	101.7%	$13,937	97.4%	$58,550	97.6%	$50,941	96.7%
Purchase accounting amortization, pre-tax(2)	3,213	(0.6)	2,455	(0.5)	12,853	(0.5)	5,266	(0.3)
Change in fair value of contingent consideration, pre-tax(3)	17,490	(3.1)	—	—	18,300	(0.7)	—	—
Gain on sale of subsidiary, pre-tax(4)	—	—	—	—	(402)	—	(6,923)	0.4
Nonunion vacation policy enhancement, pre-tax(5)	—	—	—	—	408	—	—	—
Non-GAAP amounts(9)	$11,084	98.1%	$16,392	97.0%	$89,709	96.4%	$49,284	96.8%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(14,278)		$(10,125)		$(40,414)		$(30,662)
Innovative technology costs, pre-tax(1)	4,488		2,126		13,589		5,214
Nonunion vacation policy enhancement, pre-tax(5)	—		—		427		—
Transaction costs, pre-tax(6)	—		4,362		—		5,969
Non-GAAP amounts(9)	$(9,790)		$(3,637)		$(26,398)		$(19,479)

Note: See “Notes to Non-GAAP Financial Tables” for the footnotes to this Segment Operating Income Reconciliations non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended December 31, 2022
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(11)
Amounts on GAAP basis	$51,234	$1,645	$52,879	$15,542	$37,337	29.4%
Innovative technology costs(1)	10,713	244	10,957	2,821	8,136	25.7
Purchase accounting amortization(2)	3,213	—	3,213	817	2,396	25.4
Change in fair value of contingent consideration(3)	17,490	—	17,490	4,447	13,043	25.4
Nonunion vacation policy enhancement(5)	—	—	—	—	—	—
Life insurance proceeds and changes in cash surrender value	—	(942)	(942)	—	(942)	—
Tax expense from vested RSUs(7)	—	—	—	(223)	223	—
Tax credits(8)	—	—	—	(1,424)	1,424	—
Non-GAAP amounts	$82,650	$947	$83,597	$21,980	$61,617	26.3%

	Year Ended December 31, 2022
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(11)
Amounts on GAAP basis	$399,269	$(6,114)	$393,155	$94,946	$298,209	24.1%
Innovative technology costs(1)	40,796	710	41,506	10,684	30,822	25.7
Purchase accounting amortization(2)	12,853	—	12,853	3,268	9,585	25.4
Change in fair value of contingent consideration(3)	18,300	—	18,300	4,653	13,647	25.4
Gain on sale of subsidiary(4)	(402)	—	(402)	(85)	(317)	(21.1)
Nonunion vacation policy enhancement(5)	2,080	—	2,080	534	1,546	25.7
Life insurance proceeds and changes in cash surrender value	—	2,737	2,737	—	2,737	—
Tax benefit from vested RSUs(7)	—	—	—	8,087	(8,087)	—
Tax credits(8)	—	—	—	(234)	234	—
Non-GAAP amounts	$472,896	$(2,667)	$470,229	$121,853	$348,376	25.9%

	Three Months Ended December 31, 2021
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(11)
Amounts on GAAP basis	$86,935	$(736)	$86,199	$20,711	$65,488	24.0%
Innovative technology costs(1)	8,454	149	8,603	2,215	6,388	25.7
Purchase accounting amortization(2)	2,455	—	2,455	618	1,837	25.2
Transaction costs(6)	4,362	—	4,362	1,140	3,222	26.1
Life insurance proceeds and changes in cash surrender value	—	(1,215)	(1,215)	—	(1,215)	—
Tax benefit from vested RSUs(7)	—	—	—	236	(236)	—
Tax credits(8)	—	—	—	1,540	(1,540)	—
Non-GAAP amounts	$102,206	$(1,802)	$100,404	$26,460	$73,944	26.4%

	Year Ended December 31, 2021
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(11)
Amounts on GAAP basis	$280,986	$(3,832)	$277,154	$63,633	$213,521	23.0%
Innovative technology costs(1)	32,845	646	33,491	8,620	24,871	25.7
Purchase accounting amortization(2)	5,266	—	5,266	1,326	3,940	25.2
Gain on sale of subsidiary(4)	(6,923)	—	(6,923)	(1,486)	(5,437)	(21.5)
Transaction costs(6)	5,969	—	5,969	1,560	4,409	26.1
Life insurance proceeds and changes in cash surrender value	—	(4,123)	(4,123)	—	(4,123)	—
Tax benefit from vested RSUs(7)	—	—	—	7,647	(7,647)	—
Tax credits(8)	—	—	—	1,540	(1,540)	—
Non-GAAP amounts	$318,143	$(7,309)	$310,834	$82,840	$227,994	26.7%

Note: See “Notes to Non-GAAP Financial Tables” for the footnotes to this Effective Tax Rate Reconciliation non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance because it excludes amortization of acquired intangibles and software of the Asset-Light businesses and changes in the fair value of contingent consideration, gain on sale of subsidiary and transaction costs, which are significant expenses or gains resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement. The calculation of Consolidated Adjusted EBITDA as presented below begins with net income, which is the most directly comparable GAAP measure. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income, as other income (costs), income taxes, and net income are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended		Year Ended
	December 31		December 31
	2022	2021	2022	2021

	(Unaudited)
ArcBest Corporation - Consolidated Adjusted EBITDA	($ thousands)

Net Income	$37,337	$65,488	$298,209	$213,521
Interest and other related financing costs	2,150	2,130	7,701	8,904
Income tax provision	15,542	20,711	94,946	63,633
Depreciation and amortization(12)	35,179	33,226	140,039	124,221
Amortization of share-based compensation	2,959	2,859	12,775	11,426
Change in fair value of contingent consideration(3)	17,490	—	18,300	—
Gain on sale of subsidiary(4)	—	—	(402)	(6,923)
Transaction costs(6)	—	4,362	—	5,969
Consolidated Adjusted EBITDA	$110,657	$128,776	$571,568	$420,751

Note: See “Notes to Non-GAAP Financial Tables” for the footnotes to this ArcBest Corporation – Consolidated Adjusted EBITDA non-GAAP table.

	Three Months Ended		Year Ended
	December 31		December 31
	2022	2021	2022	2021

Asset-Light Adjusted EBITDA	(Unaudited)
	($ thousands)
ArcBest
Operating Income	$(11,254)	$12,823	$52,725	$46,397
Depreciation and amortization(12)	5,010	4,283	20,730	11,387
Change in fair value of contingent consideration(3)	17,490	—	18,300	—
Gain on sale of subsidiary(4)	—	—	(402)	(6,923)
Adjusted EBITDA	$11,246	$17,106	$91,353	$50,861

FleetNet
Operating Income	$1,635	$1,114	$5,825	$4,544
Depreciation and amortization(12)	530	420	1,880	1,661
Adjusted EBITDA	$2,165	$1,534	$7,705	$6,205

Total Asset-Light
Operating Income	$(9,619)	$13,937	$58,550	$50,941
Depreciation and amortization(12)	5,540	4,703	22,610	13,048
Change in fair value of contingent consideration(3)	17,490	—	18,300	—
Gain on sale of subsidiary(4)	—	—	(402)	(6,923)
Adjusted EBITDA	$13,411	$18,640	$99,058	$57,066

Note: See “Notes to Non-GAAP Financial Tables” for the footnotes to this Asset-Light Adjusted EBITDA non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Notes to Non-GAAP Financial Tables

The following footnotes apply to the non-GAAP financial tables presented in this press release.

1)	Represents costs associated with the freight handling pilot test program at ABF Freight and initiatives to optimize our performance through technological innovation, including costs related to our investment in human-centered remote operation software.
2)	Represents the amortization of acquired intangible assets related to the November 1, 2021 acquisition of MoLo and previously acquired businesses in the ArcBest segment.
3)	Represents increase in fair value of the contingent earnout consideration recorded for the MoLo acquisition. The liability for contingent consideration is remeasured at each quarterly reporting date, and any change in fair value as a result of the recurring assessments is recognized in operating income. The contingent consideration for the MoLo acquisition will be paid based on achievement of certain targets of adjusted earnings before interest, taxes, depreciation, and amortization, as adjusted for certain items pursuant to the merger agreement, for years 2023 through 2025.
4)	Gain relates to the sale of the labor services portion of the ArcBest segment’s moving business in second quarter 2021, including the contingent amount recognized in second quarter 2022 when the funds were released from escrow.
5)	Represents a one-time, noncash charge for enhancements to our nonunion vacation policy which were effective third quarter 2022.
6)	Represents costs associated with the acquisition of MoLo.
7)	Represents recognition of the tax impact for the vesting of share-based compensation.
8)	The 2022 periods include the amount recognized in the tax provision during fourth quarter 2022 to adjust estimated amounts recognized during 2022 for the research and development tax credit related to the tax year ended February 28, 2022. The year ended December 31, 2022 also includes amounts related to the alternative fuel tax credit for the year ended December 31, 2021 which were recorded in third quarter 2022. The 2021 amounts represent a research and development tax credit recognized in the tax provision during fourth quarter 2021 which relates to the tax year ended February 28, 2021.
9)	Non-GAAP amounts are calculated in total and may not foot due to rounding.
10)	Represents costs associated with the freight handling pilot test program at ABF Freight.
11)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction, unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.
12)	Includes amortization of intangibles associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Year Ended
	December 31			December 31
	2022	2021	% Change	2022	2021	% Change

	(Unaudited)
Asset-Based

Workdays	61.0	61.5		252.0	252.0

Billed Revenue(1) / CWT	$45.86	$41.96	9.3%	$45.45	$39.70	14.5%

Billed Revenue(1) / Shipment	$571.21	$557.49	2.5%	$599.04	$522.85	14.6%

Shipments	1,224,541	1,224,928	—%	5,013,615	4,941,780	1.5%

Shipments / Day	20,074	19,918	0.8%	19,895	19,610	1.5%

Tonnage (Tons)	762,642	813,639	(6.3%)	3,304,352	3,253,853	1.6%

Tons / Day	12,502	13,230	(5.5%)	13,113	12,912	1.6%

Pounds / Shipment	1,246	1,328	(6.2%)	1,318	1,317	0.1%

Average Length of Haul (Miles)	1,082	1,091	(0.8%)	1,090	1,097	(0.6%)

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Year Ended
	December 31, 2022	December 31, 2022
	(Unaudited)
ArcBest(2)

Revenue / Shipment	(17.2%)	3.8%

Shipments / Day	20.5%	58.3%

2)	Statistical data related to the operations of MoLo since the November 1, 2021 acquisition date are included in the presentation of operating statistics for the ArcBest segment. Statistical data related to managed transportation solutions transactions is not included in the presentation of operating statistics for the ArcBest segment for the periods presented.

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